UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2018

Impinj, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37824	91-2041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Fairview Avenue North, Suite 1200

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 517-5300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01.	Other Events.

In connection with Evan Fein’s previously announced resignation as chief financial officer of the Company effective on March 30, 2018, the Company designated (i) Eric Brodersen, its president and chief operating officer, as principal financial officer for SEC reporting purposes and (ii) Denise Masters, its interim vice president of accounting and corporate controller, as principal accounting officer for SEC reporting purposes. The board of directors of the Company approved these appointments on April 2, 2018, in each case effective from Mr. Fein’s resignation through the time a new chief financial officer is appointed. Neither Mr. Brodersen’s nor Ms. Masters’ compensation changed in connection with the foregoing appointments.

In addition, the Company announced that it engaged Linda Breard on a consultant basis effective March 26, 2018 while the Company continues to search for a new chief financial officer. Under the engagement, Ms. Breard will work closely with Mr. Brodersen and Ms. Masters in the performance of their duties as principal financial officer and principal accounting officer, respectively. Prior to joining the Company, Ms. Breard served as chief financial officer and executive vice president at Kaiser Permanente and Group Health, as chief financial officer and senior vice president at Quantum, and as vice president of accounting and finance at Advanced Digital Information Corporation. She currently serves on the board of directors of Insight Enterprises and Potlatch Corporation. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Mr. Brodersen, 51, has served as the Company’s president and chief operating officer since November 2014. His biography is set forth under the section titled “Executive Officers” in the Company’s definitive proxy statement filed on April 21, 2017 and is hereby incorporated by reference.

Ms. Masters, 44, has served as the Company’s interim vice president of accounting and corporate controller since March 2018. Prior to joining the Company, Ms. Masters was Vice President Finance at Blucora, Inc. and had overall responsibility for SEC reporting and compliance, accounting and treasury. Ms. Masters received B.A. in accounting from Ohio Wesleyan University.

Since January 1, 2017, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Mr. Brodersen or Ms. Masters had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K. Neither Mr. Brodersen nor Ms. Masters has any family relationship with any of the Company’s directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impinj, Inc.

By:	/s/ Chris Diorio
Chris Diorio
Chief Executive Officer

Date: April 3, 2018